EXHIBIT 1.2







                     UNITED COMPANIES FINANCIAL CORPORATION
                            (a Louisiana corporation)


                                  $150,000,000
                                 Debt Securities


                                 TERMS AGREEMENT



                                                                 June 17, 1997



To:      United Companies Financial Corporation
         4041 Essen Lane
         Baton Rouge, Louisiana  70809

Dear Sirs:

     Reference is made to the United Companies Financial Corporation Securities Underwriting Agreement-Basic Provisions dated February 19, 1997 (the "Underwriting Agreement"). This Agreement is the Terms Agreement referred to in the Underwriting Agreement. We offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement, the following securities ("Securities") on the following terms:

Title:                                     8 3/8% Subordinated Notes due 2005


Principal amount to  be                    $150,000,000
issued:


Date of maturity:                          July 1, 2005


Interest rate:                             8 3/8%


Interest payment dates:                    January 1 and July 1 of each year,
                                           commencing January 1, 1998.


Public offering price:                    99.403%, plus accrued interest, if
                                          any, from June 20, 1997.


 Purchase price:                          97.903%, plus accrued interest,
                                          if any, from June 20, 1997 (payable
                                          by wire transfer in same-day federal
                                          funds to an account or accounts to
                                          be specified by the Company).


Underwriting commission:                  1.50%



Redemption provisions:                    The Notes are not redeemable prior to
                                          maturity.


Indenture provisions:                     As described in the Subordinated
                                          Indenture dated as of February 19,
                                          1997, between the Company
                                          and The Bank of New York,
                                          as Trustee, as supplemented
                                          by the First Supplemental
                                          Indenture, dated as of June
                                          20, 1997.

Conversion or  exchange                   None.
provisions:


Delayed delivery                          None.
contracts:


Trading  restrictions:                    As described in Section 3(e) of the
                                          Underwriting Agreement.


Closing date and                          June 20, 1997, 9:00 A.M.
location:                                 Simpson Thacher & Bartlett
                                          425 Lexington Avenue
                                          New York, New York  10017


Additional  underwriter:                  Salomon Brothers Inc

Notices to  underwriters:                 Notices to the Underwriters shall be
                                          directed to:

                                          Merrill Lynch & Co., Inc.
                                          World Financial Center
                                          North Tower -- 30th Floor
                                          New York, NY  10281-1330
                                          Attention of Mal Durkee

                                          with copy to:

                                          Simpson Thacher & Bartlett
                                          425 Lexington Avenue
                                          New York, NY  10017
                                          Attention of Peter J. Gordon


 Option securities:                       None.


Other terms:                              The Company will reimburse the
                                          Underwriters up to an aggregate amount
                                          of $100,000, pursuant to Section 4 of
                                          the Underwriting Agreement, if the
                                          Underwriting Agreement is terminated
                                          in accordance with the provisions of
                                          Section 5 or 9(a)(i) thereto.

                                          Section (1)(xiv)(B) of the
                                          Underwriting Agreement
                                          shall be amended by
                                          deleting the phrase "other
                                          than in the ordinary course
                                          of business" therefrom.


     The Company represents and warrants to each of us that the representations and warranties of the Company set forth in Section 1 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof. All of the provisions contained in the Underwriting Agreement, a copy of which is attached hereto as Annex A, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.

     As contemplated by Section 2 of the Underwriting Agreement, attached as Schedule A hereto is a completed list of our respective underwriting commitments, which shall be a part of this Agreement and the Underwriting Agreement.

     This Agreement shall be governed by the laws of the State of New York without regard to the conflicts of law principles thereof.

     If the foregoing is in accordance with your understanding of the agreement between the Underwriters and you, please sign and return to the Underwriters a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between the Underwriters and you in accordance with its terms and the terms of the Underwriting Agreement.


                                Very truly yours,

                                MERRILL LYNCH, PIERCE, FENNER & SMITH
                                INCORPORATED (for itself as Underwriter
                                and as Representative of the Underwriters)


                           By:   /s/ G. Malpass Durkee
                                 Name:G. Malpass Durkee
                                 Title:Vice President

Confirmed and accepted as of the date first above written:

UNITED COMPANIES
FINANCIAL CORPORATION


By:/s/ John D. Dienes
   Name:John D. Dienes
   Title:President & Chief
         Operating Officer

                                   SCHEDULE A

                                                           PRINCIPAL AMOUNT
                                                           OF DEBT SECURITIES
                                        UNDERWRITER        TO BE PURCHASED


Merrill Lynch, Pierce, Fenner & Smith
  Incorporated                                               $  75,000,000

Salomon Brothers Inc                                            75,000,000

                           Total                              $150,000,000